UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018

Imaging3, Inc.

(Exact name of registrant as specified in its charter)

California	000-50099	95-4451059
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3022 North Hollywood Way. Burbank, CA 91505

(Address of Principal Executive Offices) (Zip Code)

818 260 0930

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Matters – Grant of Motion for Summary Judgment against the Company.

On July 27, 2018 the United States District Court for the Southern District of New York granted Plaintiffs’ Alpha Capital Anstalt (“Alpha”) and Brio Capital Master Fund, Ltd.(“Brio”) Motion for Summary Judgment (“MSJ”) against the Company in the total amount of $ 1,274,525 plus 18% prejudgment interest from mid-2017. The Company believes the Court’s ruling was erroneous and intends to file a notice of appeal to the United States Court of Appeal for the Second Circuit within approximately 30 days. Management will continue its efforts begun prior to this ruling to settle with Alpha and Brio on terms acceptable to the parties to the litigation and potential equity investors which allow for a successful pathway for the development of the Company’s disruptive technology. Management has also consulted with bankruptcy counsel to determine to what extent the federal bankruptcy code may be utilized to advance the Company’s settlement efforts, if necessary.

Exhibit 1. Memorandum Opinion and Order of the District Court

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Imaging3, Inc.

By	/s/ John Hollister
Name:	John Hollister
Title:	CEO and Director

Date: July 31, 2018